Exhibit 21.1

Subsidiaries of Registrant

State of
Domestic Subsidiaries	Incorporation
Carlisle Brake & Friction, Inc.	Ohio
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Companies Incorporated	Delaware
Carlisle Construction Materials, LLC	Delaware
Carlisle CV Holdings LLC	Delaware
Carlisle Energy Services, Inc.	Delaware
Carlisle Engineered Products, LLC	Delaware
Carlisle Flight Services, Inc.	Delaware
Carlisle Fluid Technologies, Inc.	Delaware
Carlisle FoodService Products, Incorporated	Delaware
Carlisle Industrial Brake & Friction, Inc.	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible, LLC	Delaware
Carlisle Interconnect Technologies, Inc.	Delaware
Carlisle Intermediary, LLC	Delaware
Carlisle International, LLC	Delaware
Carlisle Producto, LLC	Delaware
Carlisle Roofing Systems, Inc.	Delaware
Carlisle TPO, LLC	Delaware
Carlisle, LLC	Delaware
Carlyle Holdings, Inc.	Washington
CFS Property Incorporated	Delaware
Friction Products Co.	Ohio
Hawk Motors, Inc.	Delaware
Kenro Incorporated	Delaware
Kroll Technologies, LLC	Pennsylvania
Logan Metal Stampings, Inc.	Ohio
Micro-Coax, Inc.	Pennsylvania
Shenzhen, LLC	Delaware
Star Aviation, Inc.	Alabama
Tri-Star Electronics International, Inc.	Delaware
Tri-Star Technologies	California
Wellman India Holdings LLC	Ohio
Wellman Products, LLC	Ohio

Foreign Subsidiaries	Jurisdiction
Carlisle (Shanghai) Management Co., Ltd	China
Carlisle (Shanghai) Trading Company Ltd.	China
Carlisle Acquisition I B.V.	Netherlands
Carlisle Acquisition II B.V.	Netherlands
Carlisle Asia Pacific Ltd.	Hong Kong
Carlisle Australia Holdings Pty Ltd	Australia
Carlisle Brake Products (Hangzhou) Co. Ltd.	China
Carlisle Brake Products (U.K.) Limited	England
Carlisle Canada ULC	Canada
Carlisle Construction Materials BV	Netherlands
Carlisle Construction Materials GmbH	Germany
Carlisle Construction Materials Limited	United Kingdom
Carlisle Fluid Technologies do Brasil Ltda. (name as of 1/4/2017 fka DeVilbiss Equipamentos para Pintura Ltda.)	Brazil
Carlisle Fluid Technologies Holdings B.V.	Netherlands
Carlisle Fluid Technologies UK Limited (name as of 1/3/2017 fka Finishing Brands UK Limited)	United Kingdom
Carlisle FoodService Products Europe BV	Netherlands
Carlisle Hardcast Europe B.V.	Netherlands
Carlisle Holding Limited	United Kingdom
Carlisle Holdings BV	Netherlands
Carlisle Holdings GmbH	Germany
Carlisle Interconnect Technologies (Dongguan) Co., Ltd. (WFOE)	China
Carlisle Interconnect Technologies B.V.	Netherlands
Carlisle Interconnect Technologies de México, S. de R.L. de C.V.	Mexico
Carlisle International B.V.	Netherlands
Carlisle Medical Technologies (Dongguan) Company Ltd.	China
Carlisle Motion Control Europe (Off-Highway Products) BV	Netherlands
Carlisle Productos de México, S. de R.L. de C.V.	Mexico
Carlisle SynTec Europe BV	Netherlands
Carlisle Trading & Manufacturing India Private Limited	India
CSL International C.V.	Netherlands
CSL Manufacturing C.V.	Netherlands
DeVilbiss Europa Unterstützungkasse GmbH	Germany
DeVilbiss Ransburg de México, S. de R.L. de C.V.	Mexico
Finishing Brands (Shanghai) Co., Ltd.	China
Finishing Brands Germany GmbH	Germany
Hawk Composites (Suzhou) Company Limited	China
Hawk International Trading (Shanghai) Co., Ltd.	China
Hawk Mauritius, Ltd	Mauritius
Hawk Motors de México, S. de R.L. de C.V.	Mexico
Hertalan RO Srl	Romania
Japan Power Brake Incorporated	Japan
LHI Technology (Shenzhen) Co., Ltd.	China
LHi Technology GmbH (Germany)	Germany
LHI Technology Limited	Malaysia
MedTech Asia Holdings Limited	Hong Kong
MS-Oberflächentechnik AG	Switzerland
Ransburg Industrial Finishing K.K.	Japan
Raydex/CDT Ltd. (GBP)	United Kingdom
Rhophase Microwave Limited	United Kingdom
Rosenberger Micro-Coax Limited (as of 1/18/2017)	United Kingdom
S.K. Wellman SpA	Italy
S.K. Wellman SRL	Italy
Surfaces & Finitions SAS	France
Tianjin Molding China	China
Tri-Star Electronics (Europe) SA	Switzerland